Exhibit 99.1
Summary of the Quidel Corporation 2010 Equity Incentive Plan
(excerpt from the Company’s 2010 Definitive Proxy Statement filed on April 2, 2010)
     Purpose. The purpose of the 2010 Plan is to promote our and our stockholders’ interests by using investment interests in the Company to attract, retain and motivate our directors, management, employees and other persons, to encourage and reward their contributions to our performance and to align their interests with the interests of our stockholders.
     Administration, Amendment and Termination. The 2010 Plan is currently administered by the Compensation Committee of our Board of Directors (the “administrator”). The administrator has the power to:
•	select the eligible persons to whom, and the times at which, awards will be granted, the nature of each award and the terms and conditions of each award;

•	interpret the 2010 Plan and the rights of recipients of awards granted under the 2010 Plan;

•	discontinue, suspend or amend the 2010 Plan in any manner, insofar as permitted by applicable law, rule or regulation and subject to stockholder approval where such approval is required by the 2010 Plan, applicable law, rule or regulation;

•	accelerate or extend the vesting or exercise period of any award, and make such other modifications in the terms and conditions of an award as it deems advisable; provided, however, that the administrator may not, other than in connection with a change in capitalization, reprice or otherwise reduce the exercise or base price of a stock option or stock appreciation right (including by the cancellation of the stock option or stock appreciation right in exchange for cash, other awards, or a new stock option or stock appreciation right at such reduced exercise or base price or by amendment of the stock option or stock appreciation right) without stockholder approval; and

•	change the number of shares or vesting periods associated with non-employee director options, and suspend and reactivate the 2010 Plan provisions regarding automatic grants of non-employee director options.
     Any amendment of the 2010 Plan shall, in the discretion of the administrator, apply to and govern awards granted under the 2010 Plan prior to the date of such amendment; provided, however, that the consent of an award holder is required if such amendment would alter, impair or diminish in any material respect any rights or obligations under any award or cause the award to cease to qualify as an incentive stock option. Awards may be granted under the 2010 Plan until May 12, 2020, unless earlier terminated.
     Securities Subject to the 2010 Equity Incentive Plan. The aggregate number of shares of common stock issuable pursuant to the 2010 Plan may not exceed 950,000 shares, plus (i) any shares that were authorized for issuance under the 2001 Plan that, as of the date of the Annual

Meeting, remain available for issuance under the 2001 Plan (not including any shares that are subject to outstanding awards under the 2001 Plan or any shares that previously were issued pursuant to awards granted under the 2001 Plan) and (ii) any shares subject to outstanding awards under the 2001 Plan as of the date of the Annual Meeting that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), subject to adjustment upon a change in capitalization.
     As of March 19, 2010, 1,251,008 shares remained available for issuance under future awards that could be granted under the 2001 Plan (which shares will cease to be available for issuance under the 2001 Plan upon stockholder approval of the 2010 Plan). As such, if the 2010 Plan is approved by stockholders, approximately 2,201,008 shares will initially be available for awards under the 2010 Plan consisting of 950,000 “new” shares and approximately 1,251,008 shares previously authorized for issuance under the 2001 Plan.
     The 2010 Plan provides that each share issued under awards other than options or stock appreciation rights (“full-value awards”) will count against the number of shares available under the Plan as 1.5 shares. Shares issued under options or stock appreciation rights count against the shares available under the Plan as 1 share. The Board of Directors believes that this formula-based limit will allow for the issuance of a sufficient number of full-value awards to satisfy projected grants thereof, while providing the flexibility to change the mix of option and full-value awards to the extent the Board of Directors determines a different mix than currently provided is in the best interests of the Company and stockholders.
     In addition, in order to address potential stockholder concerns regarding the number of shares subject to options and other awards that the Company intends to grant in a given year, the Board of Directors commits to stockholders that over the Company’s 2010, 2011 and 2012 fiscal years the Company will not grant a number of shares subject to options or other awards to employees or non-employee directors at an average rate greater than 4.02% of the number of shares of common stock that the Company believes will be outstanding over such three year period. For purposes of calculating the number of shares granted in a year, each share subject to a full-value award will count as equivalent to 1.5 shares. The 4.02% was calculated as the average of the 2009 and 2010 Risk Metrics Group thresholds for our industry.
     We may issue common stock under the 2010 Plan from authorized but unissued shares of common stock or from previously issued shares of common stock that we reacquired, including shares purchased on the open market. For purposes of calculating the aggregate number of shares issued under the 2010 Plan, we will count only the number of shares issued upon exercise or settlement of an award and not returned to us upon expiration, termination or cancellation of any awards. However, if an award holder pays the exercise price or withholding taxes relating to an award with shares of our common stock, or if we withhold shares in satisfaction of the exercise price or withholding taxes payment, then we will reduce the number of shares of common stock available for issuance under the 2010 Plan by the gross number of shares for which the award is exercised or for which it vests, as applicable. In addition, upon the exercise of a stock appreciation right, the number of shares of common stock available for issuance under the 2010

Plan will be reduced by the gross number of shares for which the award is exercised and not by the net number of shares issued to the holder in settlement thereof.
     The 2010 Plan provides that the administrator shall appropriately and proportionately adjust the maximum number and kind of shares subject to the 2010 Plan, the number and kind of shares or other securities subject to then outstanding awards, the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding awards, and/or the number and kind of shares or other securities to be issued as non-employee director options if our common stock is affected through any of the following:
•	merger;

•	consolidation;

•	sale or exchange of assets;

•	recapitalization;

•	reclassification;

•	combination;

•	stock dividend;

•	extraordinary cash dividend;

•	stock split;

•	reverse stock split;

•	spin off; or

•	similar transaction.
     Awards Under the 2010 Plan. We may grant the following types of awards under the 2010 Plan:
•	stock options;

•	performance awards;

•	restricted stock;

•	stock appreciation rights;

•	stock payments;

•	dividend equivalents;

•	stock bonuses;

•	stock sales;

•	phantom stock; and

•	other stock-based benefits.
     Stock options granted under the 2010 Plan may be incentive stock options intended to qualify under the provisions of Section 422 of the Code or non-qualified stock options that do not so qualify. However, the aggregate fair market value of stock with respect to which any employee’s incentive stock options first become exercisable during any calendar year (under all our plans and those of any subsidiary corporation) may not exceed $100,000 (as determined on the grant date), and may be further limited by other requirements in the Internal Revenue Code. If this $100,000 limitation is exceeded, the excess incentive stock options will be treated as non-qualified stock options.
     In each calendar year no participant may be granted awards under the 2010 Plan (other than performance awards payable in cash) relating up to more than 1,800,000 shares. In addition, in each calendar year no participant may be granted performance awards payable in cash that exceed $1,000,000. The forgoing limitations will not apply if it is not required in order for the compensation attributable to awards under the 2010 Plan to qualify as performance-based compensation under Section 162(m).
     Eligibility. Our directors, officers, employees, consultants and advisors, and those of our affiliated entities, are eligible to receive awards under the 2010 Plan, except that only non-employee directors may receive “non-employee director options,” as described below. As of March 19, 2010, 580 persons (not including consultants and advisors) were eligible for selection to receive awards under the 2010 Plan, consisting of: 567 employees other than executive officers, 7 executive officers and 6 non-employee directors.
     Terms and Conditions of Non-Employee Director Options. In May 2004, the Board of Directors suspended automatic grants for directors under the 2001 Plan. Similar to the 2001 Plan, the 2010 Plan provides for automatic grants to non-employee directors, however, these automatic grants remain suspended. Prior to May 2004, immediately following each annual meeting of stockholders, each non-employee director who had served as a director since his or her election or appointment and who had been re-elected as a director at such annual meeting automatically received an option to purchase up to 10,000 shares of common stock. In addition, each non-employee director who was appointed or elected other than at an annual meeting of stockholders (whether by replacing a director who retired, resigned or otherwise terminated his or her service as a director prior to the expiration of his or her term or otherwise) automatically received an option to purchase shares of our common stock as of the date of such appointment or election, consisting of a number of shares of common stock determined by multiplying 10,000 by a fraction, the numerator of which was the number of days from the date of grant to the date of the next scheduled annual meeting of stockholders and the denominator of which was 365 (exclusive of fractional shares). The automatic non-employee director option grants vested and became exercisable 100% on the day prior to the date of the next annual meeting of stockholders following the grant date, provided, that the recipient remained a director for the entire period from the date of grant to such vesting date.
     All automatic non-employee director option grants had a term of 10 years and an exercise price equal to the fair market value on the date of grant. Unless provided otherwise in an agreement with the Company, if a recipient of a non-employee director option ceased to be a director, all non-employee director options granted to the recipient remained exercisable, only to the extent already exercisable at the date the director ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and would then terminate.
     Apart from these automatic non-employee director options, non-employee directors are eligible to receive other grants of awards under the 2010 Plan, including non-qualified stock options other than the automatic non-employee director options, at the discretion of the administrator. To the extent not inconsistent with the provisions of the 2010 Plan governing non-employee director options, the terms of general stock option awards under the 2010 Plan apply to non-employee director options.
     Terms and Conditions of Other Awards. The administrator will select the recipients of awards (other than with respect to automatic non-employee director options) granted under the 2010 Plan from the pool of eligible persons and will set the terms of the awards.
     Award Pricing. The administrator will determine the exercise or purchase price of awards (other than the automatic non-employee director options) granted under the 2010 Plan; which, with respect to options and stock appreciation rights, will be no less than the fair market value of the shares underlying the award as of the grant date. In addition, the exercise price for an incentive stock option must comply with the provisions of Section 422 of the Code. Section 422 currently provides that the exercise price must not be less than the fair market value of the common stock on the date of grant and not less than 110% of the fair market value as of the date of grant in the case of a grant to a person owning more than 10% of the total combined voting power of all classes of the issuer’s stock or the stock of any parent or any subsidiary corporations. On March 19, 2010, the closing price of our common stock on the Nasdaq Global Market was $12.93 per share.
     Award Vesting and Term. The administrator will determine the date or dates on which awards (other than the automatic non-employee director options) granted under the 2010 Plan vest and become exercisable. The term of each stock option or stock appreciation right granted will expire no later than ten (10) years after the date the stock option or stock appreciation right is granted and may be subject to earlier termination as described below. In addition, the term for an incentive stock option must comply with the provisions of Section 422 of the Code. Section 422 currently provides that the incentive stock option may not be exercisable after the expiration of 10 years from the date of grant, or five years in the case of an incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the issuer, or of its parent or any subsidiary corporations.
     Awards granted under the 2010 Plan may be exercised at any time after they vest and before the expiration date determined by the administrator, provided that an award is generally exercisable following an award holder’s termination of employment only to the extent that the award had become exercisable on or before the date of termination and to the extent that the award is not forfeited under the terms of the 2010 Plan. Furthermore, in the absence of a specific agreement to the contrary, stock options will generally expire and become unexercisable immediately upon termination of the recipient’s employment with us for just cause (as defined in the 2010 Plan); 90 days after termination of the recipient’s employment with us for any reason other than just cause, death or permanent disability; or one year after termination of the recipient’s employment with us due to death or permanent disability, in each case unless the term of the options provides for an earlier expiration. If the employment of a recipient of restricted stock is terminated for any reason, any such restricted stock that remains subject to restrictions on the date of such termination will be repurchased by the Company at the purchase price, if any, paid by the recipient, or returned to the Company without consideration, provided, however, that the administrator may in its discretion determine otherwise.
     Other Award Provisions. The administrator will determine any applicable performance criteria, restrictions or conditions of any award. The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may be reduced, but not increased, by the administrator on the basis of such further considerations as the administrator in its sole discretion may determine.
     For purposes of the 2010 Plan, the term “qualifying performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliated entity, either individually, alternatively or in any combination, and measured either annually (or over such shorter period) or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (a) cash flow, (b)

earnings and earnings per share (including earnings before interest, taxes, and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) aggregate product price and other product measures; (h) market share or market penetration with respect to specific designated products and/or geographic areas; (i) revenues, income or net income, (j) operating income or net operating income, (k) operating margin and (l) return on operating revenue.
     Award Payments. A holder of an award may pay cash or any other consideration deemed acceptable by the administrator to pay the exercise price for the award, if any. The administrator may, in its discretion, allow an award holder to pay the exercise price for an award by delivering our common stock.
     Non-Assignability of Awards. Awards are generally not transferable by the recipient during the life of the recipient. Awards are generally exercisable during the life of a recipient only by the recipient.
     Award Documentation. Each award must be evidenced by an award document setting forth such terms and conditions applicable to the award as the administrator may in its discretion determine.
     Rights With Respect to Stock Ownership. No recipient of an award under the 2010 Plan or other person will have any right, title or interest in or to any shares of common stock subject to any award or any rights as a stockholder unless the award is duly exercised pursuant to the terms of the 2010 Plan and/or the shares of common stock subject to the award are issued to the recipient.
     Provisions Regarding Changes in Control. As of the effective time and date of any change in control (as defined in the 2010 Plan), the 2010 Plan and any of the then outstanding awards (whether or not vested) will automatically terminate unless:
•	provision is made in writing in connection with such change in control transaction for the continuance of the 2010 Plan and for the assumption of such awards, or for the substitution for such awards of new awards covering the securities of a successor entity or an affiliate thereof with appropriate adjustments as to the number and kind of securities and exercise prices, in which event the 2010 Plan and such outstanding awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or

•	our Board of Directors otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then outstanding awards (whether or not vested), including without limitation accelerating the vesting of outstanding awards and/or providing for the cancellation of awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares underlying such awards would have been entitled to receive upon consummation of such change in control had such shares been issued and outstanding immediately prior to the effective date and time of the change in control (net of the appropriate option exercise prices).

     If, pursuant to these provisions, the 2010 Plan and the awards terminate by reason of the occurrence of a change in control without provision for any of the actions described in the paragraph above, then any recipient holding outstanding awards will have the right, at such time immediately prior to the consummation of the change in control as our Board of Directors will designate, to exercise the recipient’s awards to the full extent not theretofore exercised, including any installments that have not yet become vested.